EVERSOURCE ENERGY

Eversource Energy

Investor Call

November 3, 2015

EVERSOURCE ENERGY

Safe Harbor

All per share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource Energy parent common shares outstanding for the period. In addition, third quarter and first nine months of 2015 and 2014 earnings and EPS excluding certain integration costs are non-GAAP financial measures. Management uses these non-GAAP financial measures to evaluate earnings results and to provide details of earnings results by business and to more fully compare and explain our third quarter and first nine months of 2015 and 2014 results without including the impact of the non-recurring integration costs. Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy's businesses. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This presentation includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements through the use of words or phrases such as "estimate," "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances; actions or inaction of local, state and federal regulatory, public policy, and taxing bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for Eversource Energy's products and services, which could include disruptive technology related to our current or future business model; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource Energy's access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in the company's reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update the information contained in any forward-looking statements to reflect developments or circumstances occurring after the statement is made or to reflect the occurrence of unanticipated events.

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Agenda

	**Jim Judge** *Executive Vice President & Chief Financial Officer*	▪ Q3 2015 Financial Results ▪ Regulatory and Capital Investment Update
	**Lee Olivier** *EVP Enterprise Strategy & Business Development*	▪ New England Market Update ▪ Northern Pass ▪ Access Northeast

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Jim Judge

Executive Vice President &
Chief Financial Officer

Earnings Per Share By Business Units 2015 vs. 2014

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	Q3 2015	Q3 2014	First 9 Months 2015	First 9 Months 2014
Electric Distribution	$0.53	$0.48	$1.32	$1.10
Electric Transmission	$0.24	$0.28	$0.70	$0.65
Natural Gas Distribution	($0.01)	($0.03)	$0.18	$0.14
Parent & Other	($0.01)	$0.02	$0.01	$0.04
Recurring EPS	$0.75	$0.75	$2.21	$1.93
	Unchanged		Up $0.28	
Integration Costs	($0.01)	($0.01)	($0.02)	($0.04)
Reported EPS (GAAP)	$0.74	$0.74	$2.19	$1.89

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Key Drivers in Q3 Results

2014	**Results**	
	GAAP EPS	$0.74
	Integration Costs	$0.01
	EPS Excluding Integration Costs	$0.75
2015	**Changes**	
	Higher Retail Electric Revenues	$0.12
	Lower Non-Tracked O&M	$0.02
	Higher Depreciation, Amortization, Property Taxes	($0.06)
	Lower Transmission Earnings Due To Absence of Prior Year Tax Benefit	($0.04)
	Other, Including Higher Parent Tax Expense	($0.04)
	EPS Excluding Integration Costs	**$0.75**
	Integration Costs	($0.01)
	GAAP EPS	**$0.74**

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Key Drivers in Improved YTD Results

2014	**Results**	
	GAAP EPS	$1.89
	Integration Costs	$0.04
	EPS Excluding Integration Costs	$1.93
2015	**Changes**	
	Higher Retail Electric Revenues	$0.34
	Lower Non-Tracked O&M	$0.10
	Higher Transmission Earnings	$0.05
	Higher Firm Natural Gas Sales	$0.02
	Higher Depreciation, Amortization, Property Taxes	($0.19)
	Other, Including Higher Parent Tax Expense	($0.04)
	EPS Excluding Integration Costs	**$2.21**
	Integration Costs	($0.02)
	GAAP EPS	**$2.19**

Regulatory Update - Massachusetts

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MA Gas

- HOPCO LNG cost recovery (approved)
- Accelerated legacy pipe replacement (approved)
- NSTAR Gas proposed $23 million base rate increase effective 1/1/16
  - Order issued 10/30/15
  - $15.8 million increase
  - 9.8% ROE
  - 52.1% equity ratio
  - $475 million rate base
  - Approved decoupling mechanism

MA Electric System Resiliency

- Five-year plan beginning in 2017
- $430 million of incremental investment through 2021
- Increased grid integration and resilience
- Option for customer access to advanced meters and time-varying rates
- Recovery through tracker
- Decision expected in 2016

Progress on Major Transmission Reliability Projects

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Interstate Reliability Project

- Joint project with National Grid
- Construction began in March 2014
- 99.5% complete as of September 30, 2015
- 29 miles from Lebanon – Killingly, CT energized in June. Remaining 8 miles in CT to be energized later this year
- Project is on target to achieve its projected investment of $218 million



Greater Boston Reliability Solution

- 31 projects including seven new transmission lines, new substations and substation expansion projects
- Five siting applications filed to date
- ISO-NE I.3.9 expected 1 Q 2016
- Projected completion: 2018/2019
- Total projected investment: $544 million

Greater Hartford Central Connecticut (GHCC)

- 5 sets of projects for Greater Hartford, Manchester, Southington, Middletown and NW CT
- First three substation projects approved and under construction
- Projected completion: 2018
- Total projected investment: $350 million

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Lee Olivier

EVP Enterprise Energy Strategy & Business Development

NPT - Update

- 1,090 MW of clean energy
- $1.6 billion HVDC line, terminal and AC facilities
- Approximately 192 miles of new transmission using HVDC technology with AC/DC converters in Quebec and NH
- DOE draft EIS issued July 21, 2015
- Revised route announced August 18, 2015. Underground section increased from 8 miles to 60 miles
- Application filed with NHSEC on October 19, 2015
- Expected to provide significant benefits to the region:
  1. Energy and capacity value through reduced wholesale market prices – more than $800 million per year for New England
  2. Environmental value through carbon emissions reductions – annual reduction of approximately 3 million tons of CO_2
  3. Economic value through construction jobs and new tax base – 2,400 jobs during construction and $30 million in annual property tax payments
  4. Reduces growing dependence on natural gas generation


Pittsburg
Clarksville
Stewartstown
Dixville
Millsfield
Dummer
Stark
Northumberland
Lancaster
Appalachian Trail
Dalton
Whitefield
Bethlehem
Sugar Hill
Franconia
Easton
Franconia Notch Region
White Mountain National Forest
Woodstock
Thornton
Campton
Plymouth
Ashland
Bridgewater
Bristol
New Hampton
Hill
Franklin
Northfield
Canterbury
Concord
Pembroke
Allenstown
Deerfield
Proposed Overhead Route
Proposed Underground Route
Total miles: 192 miles
Proposed Converter Terminal
Existing Substation to be Upgraded

Ambitious Clean Energy Goals Will Impact Regional Prices

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Carbon Emissions Reduction Targets


Millions of Tons of CO2e
180
160
140
120
100
80
60
40
20
0
154
16
94
44
20% drop
124
13
71
40
80% drop
25
3
13
9
1990 Actual
2025 Target
2050 Target
NH
MA
CT

Source: Eversource Analysis

New England RPS Requirements


ME: 40% by 2017
VT: 20% by 2017
NH: 24.8% by 2025
MA: 22.1% by 2020, 1% increase thereafter
CT: 27% by 2020
RI: 16% by 2020

Northern Pass Timeline

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July 21, 2015
Dept. of Energy Issued Draft Environmental Impact Statement (EIS)

Comments due by 12/31/15

October 19, 2015
Northern Pass Filed Application with New Hampshire SEC

December 2015
NHSEC Accepts Application Within 60 days of Filing

State Review Process Begins

Late 2016/ Early 2017
Permits Received

Construction Begins

First Half 2019
In-Service Date

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New England States Addressing Energy Issues

	Three-State Clean Energy RFP
CT	• DEEP solicitation for clean energy and transmission - Comments filed on September 30 • Procurement authority includes: - PA 13-303 – 1,375,000 mwh annually - PA 15-107 – 2,750,000 mwh annually • CT PURA approval of the RFP is not required
MA	• Solicitation for clean energy and transmission • Procurement authority includes: - Section 83a – 800,000 mwh annually • Approved RFP on October 26, 2015 (Docket 15-84)
RI	• Solicitation for transmission to enable clean energy • PUC approved RFP on September 22, 2015 (Docket 4570)

Access Northeast - Designed to Provide a Long-Term Solution to


access northeast
• Directly serves 60% of New England generation; growing to nearly 65% by 2019
• Will provide fuel for 5,000 MW of electric generation; or enough electricity to power over 5 million American homes
Maritimes & Northeast
PORTLAND
BOSTON
Algonquin Gas Transmission
NEW YORK
Texas Eastern
AGT and M&N systems directly connect to 60% of ISO-NE's gas-fired generators
New gas-fired generators totaling ~2750 MW attaching to AGT by 2019
Market area LNG peak shaving

- Co-developed by Eversource Energy – 40%, Spectra Energy – 40%, National Grid – 20%
- Innovative, cost effective & environmentally responsible approach that will provide nearly 1 Bcf /day of natural gas to power plants by:
  - Upgrading existing pipelines
  - Utilizing local natural gas storage
- Will increase access to plentiful natural gas supplies
  - Ensuring energy security
  - Lowering electric costs
  - Reducing carbon emissions
- Provides rapid response capability - a first of its kind service to electric generators that will:
  - Meet peak winter day needs
  - Back stop intermittent solar and wind renewable power

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5 of 6 New England States Addressing Gas Capacity Issues

Electric Distribution Co. (EDC) Purchase of Natural Gas Pipeline Capacity

CT	Public Act 15-107 enacted June 22, 2015. RFPs under development and allows for procurement of up to 375 mmcf/day of gas infrastructure. DEEP to seek stakeholder comments on RFP prior to issuing later this year.
MA	DPU opened investigation in April (15-37: Investigation into the means by which new natural gas delivery capacity may be added to the New England Market). Order of October 2 found DPU had authority to approve EDC gas supply contracts. ES and National Grid issued an RFP with bids due November 13.
NH	PUC opened docket in April (IR 15-124: "Investigation into Potential Approaches to Ameliorate Adverse Wholesale Electricity Market Conditions in New Hampshire"). Staff report released September 15 concluded PUC had authority to approve EDC gas supply contracts.
ME	Conducted RFP in 2014; consultant analysis of proposals issued in July. Central Maine Power recently recommended that PUC consider regional solutions, including in particular Access Northeast.
RI	2014 Energy Security Act allows RI EDCs to pursue contracts. National Grid issued an RFP with bids due November 13.
VT	TBD